Crestone Air Partners to Acquire Arena Aviation Capital Denver, Colorado, March 8, 2026 – Crestone Air Partners, a global aviation asset management platform majority owned by Air T, Inc. (NASDAQ: AIRT), has entered into a definitive agreement to acquire Arena Aviation Capital, a well-established aviation asset manager with a diversified portfolio and deep airline relationships. The transaction is subject to closing conditions and approvals. The acquisition materially expands Crestone’s aviation lifecycle platform, enhancing its size and breadth of capabilities. Upon closing, the combined platform is expected to comprise approximately 124 aircraft and 17 engines on lease to customers globally, with over US$4 billion of assets under management and more than 55 employees across 5 countries, strengthening Crestone’s position as a leading full-service aviation asset manager headquartered in Denver with a broad operating footprint. Arena brings a seasoned team, a complementary portfolio, and deep expertise that aligns closely with Crestone’s lifecycle-oriented investment approach. The combined organization will maintain offices in Denver, Amsterdam, and Dublin, with satellite presences in Singapore and Buenos Aires, supporting airline relationships globally. “This transaction is a natural strategic fit and reflects our belief that the industry benefits from disciplined consolidation,” said Kevin Milligan, CEO and Co-Founder of Crestone Air Partners. “Global coverage and scaled capital are essential to delivering durable value. Arena brings a highly respected team, with an excellent track record, strong technical capabilities, and long-standing relationships with aircraft owners and airlines.” “For Arena, this transaction marks an important milestone following more than a decade of building the business,” said Patrick den Elzen, CEO of Arena Aviation Capital. “I am immensely proud of what my partners and our team have achieved, growing Arena into a trusted and respected aircraft lease management platform. We believe joining Crestone is the right next chapter, creating new opportunities for our team, strengthening our offering to investor clients, and positioning the platform for long-term success.” A portion of Arena Aviation Capital’s management team will play key roles within the combined organization. Crestone anticipates a seamless integration focused on continuity for airline customers, capital partners, and employees. The combined group will leverage synergies across asset management, technical services, lease administration, and market intelligence, enabling more efficient operations and enhanced support for aircraft owners throughout the asset lifecycle. Crestone was advised by Pillsbury Winthrop Shaw Pittman LLP as legal counsel, Kroll, LLC as financial advisor, and PwC on tax matters. About Crestone Air Partners Crestone Air Partners, Inc. (CAP) invests in commercial jet aircraft and the engines that power them on behalf of our capital partners. We are a full-service aviation asset management platform with a diverse portfolio of aircraft and engines leased to airlines globally. We target transactions throughout the asset lifecycle, taking a collaborative approach with our clients by offering flexible lease terms tailored to our customers’ requirements. Crestone brings unique value to transactions by drawing on the expertise and capabilities of interrelated aviation specialist subsidiary businesses across the Air T family (airframe material sales, landing gear leasing, engine material sales, disassembly, and aircraft storage). Crestone is headquartered in Denver, Colorado, and is a business unit of Air T, Inc. holding company (NASDAQ: AIRT). Additional information can be found at: www.crestoneairpartners.com. About Arena Aviation Capital Arena Aviation Capital (www.arena-aviationcapital.com) is a full-service aircraft investment management company focusing on the complete life cycle of acquiring and leasing used commercial aviation assets, servicing investment and airline customers worldwide, and providing services including the origination, financing, risk management, and administration (finance/accounting and legal) of commercial aviation assets. Arena today manages aircraft and engines leased to airline customers worldwide. About Air T, Inc. Established in 1980, Air T Inc. is a portfolio of powerful businesses and financial assets, each of which is independent yet interrelated. Its core segments are overnight air cargo, ground support equipment, commercial aircraft, engines and parts, digital solutions, and regional airline. We seek to expand, strengthen and diversify Air T's after-tax cash flow per share. Our goal is to build Air T's core businesses, and when appropriate, to expand into adjacent and other industries. We seek to activate growth and overcome challenges while delivering meaningful value for all stakeholders. For more information, visit www.airt.com.